EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33487 and 333-105833) of Barrett Business Services, Inc. of our report dated March 9, 2005 relating to the 2004 financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

March 15, 2007